Exhibit 28(j)(2) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of

Federated Adjustable Rate Securities Fund:

We consent to the use of our reports dated October 26, 2015, with respect to the financial statements of Federated Adjustable Rate Securities Fund, as of August 31, 2015, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG

Boston, Massachusetts

October 26, 2015